Exclusive Option Contract

This Exclusive Option Contract (Hereinafter referred to as “the Contract”) is made and entered into in Dalian as of    9   (month)   1   (day), 2006 by the parties listed as below:

Party A: Dalian Vitup Management Holdings Co., Ltd

Address: NO.108-1, Nanshan Road, Zhongshan District, Dalian, China.

Party B:

Shubin Wang

ID No.: [220622196506270630]

Feng Gu

ID No.: [220602196409190940]

Party C: Dalian Vitup Healthcare Management Co. Ltd.

Address: NO.108-1, Nanshan Road, Zhongshan District, Dalian, China.

In this Contract, Party A, Party B and Party C shall be referred to as a “ Party” respectively and they shall be collectively referred to as the "Parties."

Whereas:

1.

Party A is a foreign-funded limited corporation registered under the laws of PRC;

2.

Party C is a limited corporation registered in Dalian, PRC;

3.

Party B is a shareholder of Party C and holds the whole shares  (hereinafter referred to as the “stocks”) of the company;

4.

Pursuant to the Loan Agreement signed in    9   (month)   1   (day), 2006 by Party A and Party B, Party B borrows RMB 8,000,000 from Party A;

5.

Pursuant to the Stock Pledge Contract signed in    9   (month)  1    (day), 2006 by Party A and Party B, Party B agrees to provide Party A with the stocks of Party C held by it as the pledges for the loan as stipulated in the Loan Agreement.

6.

Party B proposes to grant Party A with exclusive options to purchase the stocks, which enables Party A purchase the stocks of Party B under certain conditions as may be prescribed.

Now therefore, through friendly negotiation, both Parities hereby agree it as follows:

1.

Stock Option

The Grant of the Stock Option

Party B hereby irrevocably grants to Party A an irrevocable right to or designate one or more persons (each, a "Designee") to purchase, any or all of the shares held by Party B (hereinafter referred to as “Stock Option”) at any time in part or in whole at Party A's sole and absolute discretion to the extent permitted by Chinese laws at the price described in the Clause 1.3 hereof, no other person shall be entitled to the Stock Option. Party B shall not sell, offer to sell, transfer, confer any stocks to any other third party. Party C hereby agrees that Party B grants Party A and/or appointed person or persons with stock options. Party C hereby agrees to the grant by Party B of the Stock Option to Party A. The term "person" as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

Steps for Exercise an Option

Subject to the provisions of the laws and regulations of the PRC, Party A and/or its Designee may exercise the Stock Option by issuing a written notice to Party B (hereinafter referred to as the “Stock Option Notice”) and specifying the number of shares to be subscribed or purchased from Party B (hereinafter referred to as the “Option Shares”) and the way of purchase before the exercise of the stock option.

Stock Option Price

Unless an appraisal or restriction on the stock price is required by the laws, rules and regulation of the PRC applicable to the Stock Option exercised by Party A, the purchase price of the Option Shares (hereinafter referred to as the “Stock Option Price”) shall be equal to the actual capital contributions paid for the Option Shares by the Party B.

In case an appraisal or restriction on the stock price is required to be made pursuant to the laws, rules and regulation of the PRC applicable to the Stock Option exercised by Party A, All parties agree on stock purchase price as the lowest price allowed under the applicable laws.

Transfer of Option Shares

The stocks may be transfer in installments. For each exercise of the Stock Option:

Party B shall cause Party C to promptly convene a shareholders meeting, at which a resolution shall be adopted approving Party B's transfer of Option Shares to Party A and / or the Designee(s);

Party B shall entered into a stock transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable) pursuant to the provisions as prescribed hereof and the Stock Option Notice regarding the Option Shares;

The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental licenses and permits a and take all necessary actions, to to give valid ownership of the Option Shares to Party A and/or the Designee(s) unencumbered by any security interest and cause Party A and/or the Designee(s) to become the registered owner(s) of the Option Shares. For the purchase of this clause and Contract, “Security Interests” shall include security, mortgages, third party's rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership, detention or other security arrangements, etc. To clarify, security interest shall not include any security interest generated under this Contract and Party B's Share Pledge agreement

Payment for the Stock Option Price

The terms of payment shall be settled through the friendly negotiations by Party A and/or the Designee(s) and Party B and in accordance with the requirements applicable to the exercise of stock options. All parties hereby agree that any proceeds obtained by Party B through the transfer of its shares shall be used as consideration for repayment of the loan provided by Party A and loan interest or the cost of occupation of fund allowed under the relevant law in accordance with the Loan Agreement.

2.

Covenant Relating to Stock Option

Covenant By Party C

Party B and Party C hereby warrant the following:

Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles and bylaws of Party C, increase or decrease its registered capital or change its structure of registered capital in any other manner;

They shall keep the sound existence of the Company; prudently and effectively carry out the business in accordance with the good financial and business standards and conventions.

Without the prior written consent of Party A, they shall not, at any time following the date of execution hereof, sell, transfer, mortgage, dispose of in any other manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

Without the prior written consent of Party A, they shall not incur, inherit, guarantee for or suffer the existence of any debt, except for (i) debt incurred in the ordinary course of business instead of that incurred through any loans; and (ii) debt already disclosed to Party A for which Party A's written consent has been obtained;

Always operate all of businesses during the ordinary course of business, to maintain the asset value and refrain from any action / omission sufficient to affect operating status and asset value;

Without the prior written consent of Party A, they shall not execute any major contract, except contracts in the ordinary course of business (for purpose of this subsection, a contract whose value exceeds RMB1 million shall be deemed a major contract);

Without the prior written consent of Party A, they shall not provide any person with any loan or credit;

Provide Party A with information on Party C's business operations and financial condition at Party A's request;

Procure and maintain insurance from an insurance carrier acceptable to Party A, and the amount and types of coverage maintained shall be identical to the amount and types of coverage usually maintained by companies that operate similar business and hold similar properties or assets in the same area where Party C is located;

Without the prior written consent of Party A, they shall not merge or be consolidated with any person, or acquire any person or make investments in any person;

Immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C's assets, business and revenue;

To maintain the ownership by Party C of all of its assets, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

Without the prior written consent of Party A ,Party C shall not in any manner distribute any dividend and allocate any profits to shareholders before obtaining prior written consent by Party A; provided that Party A makes a request, Party C shall immediately distribute all distributable profits to the respective shareholders; and

According to the requirement of Party A, they shall appoint the person proposed by Party A as the director of Party C.

Covenants regarding Party B

Party B hereby warrants the following:

Without the prior written consent of Party A, Party B shall not at any time following the date of execution hereof sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the shares of Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these shares

Party B shall neither, without the prior written consent by Party A, agree or support or sign any agreement aimed at the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the shares of Party C held by Party B in the shareholder’s meeting of the Party C nor allow the encumbrance thereon of any security interest, unless which is made to Party A or any persons appointed by Party A;

Without the prior written consent by Party A, Party B shall not agree or support or sign any shareholder’s resolution to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

Party B shall irrevocably agree to grant Party A with an exclusive stock option and each member of Party B hereby undertakes to gives up its prior option on the stocks sold to Party A by the other member of Party B upon the exercise of stock option;

Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings in connection with the held stocks;

Party B shall cause the shareholders in the shareholder’ meeting to approve the transfer of the Option Shares as prescribed in the contract;

To maintain his ownership of the shares, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

They shall appoint any Designee proposed by Party A as the director of Party C at the request of Party A;

Party B shall strictly comply with this Contract and provisions as prescribed in the other contracts signed jointly or respectively by Party B, Party C and Party A and duly perform the obligations hereinunder, and refrain from any action or omission sufficient to affect the effectiveness and enforceability of this contract.

3.

Representation and Warranties

Party B and Party C hereby represent and warrants on the date of the execution of this Contract and each date of transfer of the Option as follows:

Party B and Party C have all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under, this contract and any other stock transfer contracts that Party B and Party C have entered into pursuant to this Contract. This contract is, and each of the stock transfer contracts when executed by Party B and Party C shall be, a valid and binding obligation of Party B and Party C enforceable against Party B and Party C;

The execution and delivery of this Contract or any other transfer contracts or the performance of the obligations hereinunder shall not [i] cause any violation of any applicable laws, rules and regulations of PRC. [ii] be inconsistent of their articles, bylaws or other organizational documents; [iii] cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; [iv] cause any violation of any condition for the grant and /or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them; or [v] result in the termination, cancellation of any approvals or authorizations or the addition of extra conditions for such approvals or authorizations;

Party C has a good and merchantable title to all of its assets. Party C has not placed any security interest on the aforementioned assets;

Party C does not have any outstanding debt, except for [i] debt incurred in the ordinary course of business; and [ii] debt already disclosed to Party A for which Party A's written consent has been obtained;

Party C has complied with all Chinese laws and regulations applicable to asset acquisitions;

Currently, there are no pending or possible litigation, arbitration or administrative proceedings relating to the shares or assets of Party C; and

Party C has a good and merchantable title to its shares and there are not any security rights and interests placed on the aforesaid shares with the exclusion of the security rights agreed in the Stock Pledge Contract signed earlier.

4 Transfer of the Contract

4.1

All the rights and obligations of Party B and Party C subject to this Contract shall not be transferred to any third party without prior written consent by Party A.

4.2

Party B and Party C hereby agree that Party A may transfer all its rights and obligations hereinunder to any third party if required. Party A is not required to obtain the consent from Party B and Party C in this regard but should notify them in writing upon the transfer.

5. Effective Date and Validity

5.1

This Contract becomes effective on the date of execution hereinabove written.

5.2

The term of this Contract is the same as that of Loan Agreement.

6. Legal Applications and Settlement of Disputes

6.1

Legal Applications

The conclusion, interpretation, implementation and disputes settlement of the contract should be adopted to and be under the jurisdiction of the law of PRC.

Settlement of Disputes

All the disputes arising in connection with the interpretation and performance of the agreement (including the existence, validity or termination of this agreement) should be settled amicably through negotiations. But if there is no agreement to be reached within 30 days after any party brings forward the requirement for disputes settlement, the other party may submit such disputes for arbitration. Arbitration shall be conducted by China International Economic and Trade Arbitration Commission in Beijing in accordance with its effective procedure rule. The award given by the Arbitration Commission shall be final and binding upon both parties;

7.

Taxes and Fees

Each party shall pay any registration or transfer taxes, stamp duties or similar levies, which may be imposed by any jurisdiction in connection with the preparation and execution and the consummation of the tractions contemplated herein and in various transfer contracts.

8.

Notification

The notices or other communications required of any Party shall be in writing in Chinese or English, and shall be sent to the addresses of other Parties or other designated addresses in notices from such a Party from time to time via personal delivery, letter or facsimile. The date on which such a notice shall be deemed actually served shall be determined as follows: (a) if a notice is sent via personal delivery, it shall be deemed actually served on the date of such personal delivery; (b) if a notice is sent via letter, on the tenth day (as indicated by the postmark) after the letter is sent via registered air mail, postage prepaid, or on the fourth day after the notice is given to an internationally recognized express mail carrier, it shall be deemed actually served; and (c) if a notice is sent via facsimile, the time of receipt shown on the transmission acknowledge sheet of the document shall be deemed the time of actual service.

9.

Confidentiality

Each party hereby undertakes and agrees that all information exchanged by all parties, orally or in writing, is strictly confidential. Each party shall hold such information in confidence and shall not disclose to any other third party without the prior written consent by the two parties with the exception of the following the circumstances:

9.1

the public has been or will be informed of such information (only when such information is not disclosed by the recipient);

9.2

such information is required to be make known pursuant to the law or rules and regulations of security exchanges; or

9.3 such information is required to be disclosed by any party to its legal or financial consultant in view of the consummation of the transactions contemplated hereby and such legal or financial consultant are also required to guarantee to keep such information strictly confidential. The disclosure of such confidential information by any staff or appointed institution of any party shall be deemed as the violation of the confidentiality clause hereby and shall hold liable for breach of contract in accordance with this agreement. This section shall survive the termination of this

Contract for any reason.

10.

Further Assurance

All parties agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and take further actions as may be reasonably requested to carry into the intents and purposes of this contract.

11. Miscellaneous

11.1

Revision, Amendment and Supplementation

All parties shall make amendment and supplementation in writing. Any amended and supplementary agreements are a part of this Contract and have the same legal effect.

11.2

 Entire Agreement

   This Agreement constitutes the entire agreement upon the execution and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter herein.

11.3

Severability

    If any provision of this contract, or application thereof, will for any reason and to any extent be invalid or unenforceable, then the reminder of this contract and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this contract with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

11.4

Headings

 The headings used in this contract are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this contract.

11.5

Languages and Texts

The contract is done in quadruplicate and written in English, each party holds one, and each original has equal legal effect

11.6

Successors.

  The provision of this contract shall extend to and be binding upon all the parties and their respective successors and assigns.

11.7

 Survival

Any obligation of the parties occurred or expired with regard to this contract shall survive the expiration or early termination of this agreement; The rights and obligations of the parties under Clause 6, 8, 9 and 11.7 herein shall survive the termination of this Agreement.

11.8

Waiver

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first herinabove written.

Party A: Dalian Vitup Management Holdings Co., Ltd

Authorized Representative：____________________

Party B: Wang Shubin

Signature ：____________________

Gu Feng

Signature：____________________

Party C: Dalian Vitup Healthcare Management Co., Ltd

Authorized Representative：____________________